Exhibit 31.1
CERTIFICATIONS
Certification of Chief Executive Officer

I, Barney Harford, certify that:

1.	I have reviewed this report on Form 10-Q of Orbitz Worldwide, Inc. (the “Registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

March 5, 2012	/s/ BARNEY HARFORD
Barney Harford
Chief Executive Officer